Exhibit 99.3

Dow adds eight new renewable power agreements, reducing emissions by more than 600,000 tons of CO2e per year

●	New agreements increase Dow’s total access to more than 850MW of clean power
●	Dow maintains position as a leading purchaser of clean energy in the chemical industry and top 20 users among global corporations
●	More than 25% of Dow manufacturing sites are either fully or partially powered by renewable power purchase agreements
●	Approximately 25% of Dow’s purchased electricity comes from renewable sources

MIDLAND, Mich. – October 6, 2021 – Dow (NYSE: DOW) announced today that it has signed eight new renewable power purchase agreements (RPAs) spanning Europe and the Americas. The power supplied by the new agreements is expected to reduce Dow’s scope 2 emissions by more than 600,000 metric tons of CO2e per year.

The new RPAs provide cost competitive access to an additional 132 megawatts (MW) of clean power capacity from wind and solar, with zero capital investment from the Company, bringing Dow’s total access to more than 850 MW of clean energy, well ahead of its 2025 Sustainability Goal aligned to power from renewable sources.

“Dow’s ambition to be the most sustainable materials science company in the world includes making efforts to reduce our greenhouse gas emissions. As one of the leading purchasers of clean power in the chemical industry and among the top 20 clean energy purchasers of corporations globally, we continually pursue opportunities to move our sites to cleaner, more cost-effective power while ensuring reliable operations,” said Jack Broodo, president, Dow Feedstocks and Energy business. “These agreements will keep Dow competitive now and into the future as we continue to deliver products and innovations that ultimately keep carbon emissions out of the environment.”

The RPAs include:

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In Europe, six agreements have enabled eight Dow sites across Spain, U.K., Sweden, France, and Germany to transition to 100 percent green electricity. Several other Dow sites across Europe have also transitioned to a cleaner grid power mix or are importing renewable power to complement the self-generation needed to assure reliable operations.

®TM Trademark of The Dow Chemical Company (“Dow”) or an affiliated company of Dow

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In Latin America, Dow has signed a long-term agreement in Brazil with Casa dos Ventos aligned to the construction of a new wind power plant in Rio Grande do Norte state. The agreement provides Dow’s site in Cabangu, Brazil, with access to cost competitive capacity for wind-generated electricity, with the assurance of 60 MW of continuous renewable power, which will supply power for silicon metal production.

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In North America, a long-term agreement with Capital Power Corporation in Alberta, Canada will provide clean power capacity, replacing approximately 40 percent of the energy demand at Dow’s Prentiss, Alberta site for polyethylene production. The RPA with Capital Power, supplied through the company’s Whitla 2 wind farm project, supports grid diversity and provides greater access to renewable power for both industry and consumers in Alberta.

These agreements build on four RPAs Dow signed in 2020, which provided the Company with access to additional solar and wind capacity to reduce Dow’s scope 2 emissions by 225,000 metric tons of CO2e.

Also in 2020, Dow announced its intention to reduce net annual carbon emissions by an additional 15 percent, reducing net annual carbon emissions by approximately 30 percent by 2030 (since 2005) on its path toward achieving net CO2 neutrality by 2050. In support of achieving this target, the Company continues to transition more sites and operations to cleaner power.

Last year, Dow obtained approximately 25 percent of its purchased electricity consumption from renewable sources. Dow’s comprehensive “INtersections” ESG report provides more detail on the Company’s continued efforts to reduce emissions around the world.

About Dow

Dow (NYSE: DOW) combines global breadth, asset integration and scale, focused innovation and leading business positions to achieve profitable growth. The Company’s ambition is to become the most innovative, customer centric, inclusive and sustainable materials science company, with a purpose to deliver a sustainable future for the world through our materials science expertise and collaboration with our partners. Dow’s portfolio of plastics, industrial intermediates, coatings and silicones businesses delivers a broad range of differentiated science-based products and solutions for its customers in high-growth market segments, such as packaging, infrastructure, mobility and consumer care. Dow operates 106 manufacturing sites in 31 countries and employs approximately 35,700 people. Dow delivered sales of approximately $39 billion in 2020. References to Dow or the Company mean Dow Inc. and its subsidiaries. For more information, please visit www.dow.com or follow @DowNewsroom on Twitter.

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For further information, please contact:

Kyle Bandlow

+1.989.638.2417

kbandlow@dow.com

®TM Trademark of The Dow Chemical Company (“Dow”) or an affiliated company of Dow

Cautionary Statement about Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases.

Forward-looking statements are based on current assumptions and expectations of future events that are subject to risks, uncertainties and other factors that are beyond Dow’s control, which may cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements and speak only as of the date the statements were made. These factors include, but are not limited to: sales of Dow’s products; Dow’s expenses, future revenues and profitability; the continuing global and regional economic impacts of the coronavirus disease 2019 (“COVID-19”) pandemic and other public health-related risks and events on Dow’s business; capital requirements and need for and availability of financing; unexpected barriers in the development of technology, including with respect to Dow’s contemplated capital and operating projects; Dow’s ability to realize its commitment to carbon neutrality on the contemplated timeframe; size of the markets for Dow’s products and services and ability to compete in such markets; failure to develop and market new products and optimally manage product life cycles; the rate and degree of market acceptance of Dow’s products; significant litigation and environmental matters and related contingencies and unexpected expenses; the success of competing technologies that are or may become available; the ability to protect Dow’s intellectual property in the United States and abroad; developments related to contemplated restructuring activities and proposed divestitures or acquisitions such as workforce reduction, manufacturing facility and/or asset closure and related exit and disposal activities, and the benefits and costs associated with each of the foregoing; fluctuations in energy and raw material prices; management of process safety and product stewardship; changes in relationships with Dow’s significant customers and suppliers; changes in consumer preferences and demand; changes in laws and regulations, political conditions or industry development; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war; weather events and natural disasters; and disruptions in Dow’s information technology networks and systems.

Risks related to Dow’s separation from DowDuPont Inc. include, but are not limited to: (i) Dow’s inability to achieve some or all of the benefits that it expects to receive from the separation from DowDuPont Inc.; (ii) certain tax risks associated with the separation; (iii) the failure of Dow’s pro forma financial information to be a reliable indicator of Dow’s future results; (iv) non-compete restrictions under the separation agreement; (v) receipt of less favorable terms in the commercial agreements Dow entered into with DuPont de Nemours, Inc. (“DuPont”) and Corteva, Inc. (“Corteva”), including restrictions under intellectual property cross-license agreements, than Dow would have received from an unaffiliated third party; and (vi) Dow’s obligation to indemnify DuPont and/or Corteva for certain liabilities.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. These are not the only risks and uncertainties that Dow faces. There may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business. If any of those risks or uncertainties develops into an actual event, it could have a material adverse effect on Dow’s business. Dow assumes no obligation to update or revise publicly any forward-looking statements whether because of new information, future events, or otherwise, except as required by securities and other applicable laws.

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®TM Trademark of The Dow Chemical Company (“Dow”) or an affiliated company of Dow